March 18, 2025

Filed via SEDAR+

To All Applicable Exchanges and Securities Administrators

Subject: Medicus Pharma Ltd. (the "Issuer")

 Notice of Meeting and Record Date

Dear Sir/Madam:

We are pleased to confirm the following information with respect to the Issuer's upcoming meeting of securityholders:

Meeting Type:	Annual General Special Meeting
Meeting Date:	May 22, 2025
Record Date for Notice of Meeting:	April 22, 2025
Record Date for Voting (if applicable):	April 22, 2025
Beneficial Ownership Determination Date:	April 22, 2025
Class of Securities Entitled to Vote:	COMMON SHARES
ISIN:	CA58471K2020
Issuer sending proxy materials directly to NOBOs:	No
Issuer paying for delivery to OBOs:	Yes
Notice and Access for Beneficial Holders:	No
Notice and Access for Registered Holders:	No

In accordance with applicable securities regulations we are filing this information with you in our capacity as agent of the Issuer.

Yours truly,

Odyssey Trust Company

as agent for Medicus Pharma Ltd.